Exhibit 99.1
VIASPACE to Present at GreenTech 2007 Conference
Sponsored by Caltech Office of Technology Transfer

PASADENA, CA, June 6, 2007 – VIASPACE Inc. (OTC Bulletin Board: VSPC — News), a company commercializing proven technologies from NASA and the US Department of Defense into hardware and software solutions, has been invited to present at GreenTech 2007. Co-hosted by the Caltech Office of Technology Transfer and Entretech and set to take place at the Hilton Hotel in Pasadena on June 14, 2007, GreenTech is a day-long event that will showcase companies emerging from academic powerhouses Caltech, UCLA and USC — and companies from the greater LA region, whose inventions will impact global sustainability for the next 50 years.

VIASPACE CEO Dr. Carl Kukkonen will present on behalf of the VIASPACE subsidiary Direct Methanol Fuel Cell Corporation. The presentation is titled: “Fuel Cells and Fuel Cartridges to Power Portable Electronics: Who will buy a fuel cell powered laptop unless the fuel is readily available?”

Scheduled presenters at GreenTech 2007 include Bill Gross, founder of Idealab; Caltech Professor Nathan Lewis; William Tumas of Los Alamos National Laboratory; and Dr. Michael Giardello, CEO of Materia. The conference will also feature a panel of venture capitalists from Kleiner, Perkins, Caulfield & Byers, Mohr Davidow Ventures, Battery Ventures and TPG Growth. Further information may be obtained on the website www.GreenTech2007.com.

VIASPACE subsidiary Direct Methanol Fuel Cell Corporation (DMFCC) is engaged in developing, manufacturing, distributing and obtaining safety certification for disposable methanol fuel cartridges to provide the energy source for laptop computers, cell phones and other portable electronic devices powered by direct methanol fuel cells. DMFCC is establishing a leadership position in this growing market by providing the global fuel cartridge manufacturing, distribution and sales infrastructure the industry requires. The company has licensed a large intellectual property portfolio including 59 issued and 59 pending patents on direct methanol fuel cell technology from Caltech and the University of Southern California. DMFCC offers patent protection for OEMs and manufacturers of direct methanol and other liquid hydrocarbon fuel cells.

VIASPACE recently announced its expanded commitment to energy-based products as a major business focus based on positive initial feedback for its fuel cell power source and humidity sensor technologies from potential customers in several market sectors including major auto manufacturers, automotive test systems providers and fuel cell developers. The company has established VIASPACE Energy as a business unit to accelerate the growth of its existing direct methanol fuel cell cartridge business and fuel cell humidity sensor product line and to pursue new opportunities identified within the $55.4 billion clean energy sector.

About VIASPACE: Originally founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory. For more information, please visit our website at www.VIASPACE.com

Investor Relations contact:
Dr. Jan Vandersande, Director of Communications
800-517-8050
IR@VIASPACE.com

Press contact:
Dr. Carl Kukkonen, CEO
626-768-3360

GreenTech 2007 Press Contact:
Annette Blain, Blain Special Projects Group
711 E. Walnut St., #104
Pasadena, CA. 91101
626.375.6330
annettemr@earthlink.net

—
This news release includes forward-looking statements. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as well as general economic and business conditions, the ability to acquire and develop specific projects and technologies, the ability to fund operations, changes in consumer and business consumption habits, and other factors over which VIASPACE has little or no control.